                                                                    EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT


THIS EMPLOYMENT AGREEMENT (this "Agreement"), is executed and delivered to be effective as of January 17, 2006 (the "Effective Date"), by and between Endocare, Inc., a Delaware corporation (the "Company"), and Clint B. Davis, an individual resident of the State of California ("Employee").

1.      POSITION AND RESPONSIBILITIES

        a. POSITION. Employee is employed by the Company to render services to the Company in the position of Senior Vice President, Legal Affairs and General Counsel. Employee shall report directly to the Company's Chief Executive Officer, subject to applicable legal requirements, including, without limitation, Section 307 of the Sarbanes-Oxley Act of 2002 and the rules adopted by the Securities and Exchange Commission thereunder. Employee shall perform such duties and responsibilities as are normally related to such position, in accordance with industry standards, and any additional duties now or hereafter reasonably assigned to Employee by the Company or the Chief Executive Officer. Employee shall abide by the Company's rules, regulations and policies, as adopted or modified from time to time in the Company's sole discretion.

        b. OTHER ACTIVITIES. Except with the prior written consent of the Company, Employee shall not, during the term of this Agreement, (i) accept any other employment, or (ii) engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary gain) that might interfere with Employee's duties and responsibilities hereunder or create a conflict of interest with the Company. Employee may serve as a member of the board of directors of any company that does not compete with the Company. Notwithstanding the foregoing, Employee may also devote reasonable time and attention to civic, charitable or social organizations so long as such activities do not interfere with the performance of his duties to the Company.

        c. NO CONFLICT. Employee represents and warrants that Employee's execution of this Agreement, Employee's employment with the Company and the performance of Employee's proposed duties under this Agreement shall not violate any obligations Employee may have to any prior employer, or any other person or entity, including, without limitation, any obligations with respect to proprietary or confidential information of any prior employer, or any other person or entity.

2.      COMPENSATION AND BENEFITS

        a. BASE SALARY. In consideration of the services to be rendered under this Agreement, the Company shall pay to Employee a salary at the rate of $238,000 per year (the "Base Salary"). The Base Salary shall be paid in accordance with the Company's regular payroll practices. The Base Salary will be reviewed from time to time in accordance with the Company's procedures for adjusting salaries for senior executives and may be increased or decreased at any time in the Company's sole discretion.

        b. BONUS. Employee shall be eligible to receive an annual bonus of up to forty percent (40%) of the Base Salary, subject to Employee's attainment of corporate goals and objectives to be established in accordance with the Company's Board-approved bonus plan, which may be modified at any time in the Company's sole discretion.

        c. STOCK OPTIONS. The Company shall grant to Employee an option (the "Option") to purchase two hundred fifty thousand (250,000) shares (the "Shares") of the Company's Common Stock, $0.001 par value per share (the "Common Stock"). The exercise price per share of the Option shall be the fair market value of the Common Stock on the grant date, as determined in accordance with the terms of the Company's 2004 Stock Incentive Plan (the "2004 Plan"). The Option shall vest as to twenty-five percent (25%) of the Shares at the end of the first anniversary of the Effective Date and 1/48th of the Shares at the end of each monthly anniversary of the Effective Date thereafter. The vesting of the Option shall accelerate upon the occurrence of a Corporate Transaction or Change in Control, as such terms are defined in the 2004 Plan. The Option shall expire on the tenth (10th) anniversary of the grant date. Employee's entitlement to the Option is conditioned upon the approval of the Company's Board of Directors. The Option shall be subject to the terms and conditions of the 2004 Plan and the Company's standard stock option agreement under the 2004 Plan.

        d. BENEFITS. As of the Effective Date, Employee shall be eligible to participate in the benefits made generally available by the Company to similarly-situated employees, in accordance with the benefit plans established by the Company, as such plans may be amended from time to time in the Company's sole discretion. The Company shall reimburse Employee for all costs incurred for the purchase of COBRA coverage until such time that he and his dependents become eligible to participate in the Group Health Plan.

        e. PAID TIME OFF. Employee shall receive four (4) weeks of paid time off per calendar year. Employee may take such accrued paid time off at such times as are mutually convenient to Employee and the Company. In addition, Employee shall be entitled to all holidays provided under the Company's regular holiday schedule.

        f. BUSINESS EXPENSES. The Company will reimburse Employee for reasonable and necessary expenses appropriately incurred by Employee in performing his duties and obligations to the Company in accordance with, and subject to, such policies and procedures regarding executive officer expenses generally as the Company may from time to time have in effect.

        g. RELOCATION REIMBURSEMENT. The Company shall reimburse Employee for reasonable moving expenses, in an amount of up to $5,000. In addition, the Company shall reimburse Employee for the amount of any home selling price commission, in an amount of up to 5% of the selling price. If the home selling price commission is less than 5%, then the Company shall split the difference 50/50 between the actual home selling price commission and 5%. For example, if the actual home selling price commission is 3%, then the Company shall reimburse Employee for 1.5% of the selling price.

3.      AT-WILL EMPLOYMENT

        a. AT-WILL TERMINATION BY COMPANY. The employment of Employee shall be "at-will" at all times. The Company may terminate Employee's employment with the Company at any time, without any advance notice, for any reason or no reason at all, notwithstanding anything to the contrary contained in or arising from any statements, policies or practices of the Company relating to the employment, discipline or termination of its employees. Upon and after the date of such termination, all obligations of the Company shall cease, except as set forth below in Section 3(c).

        b. AT-WILL TERMINATION BY EMPLOYEE. Employee may terminate employment with the Company at any time for any reason or no reason at all, upon two weeks' advance written notice. During such notice period Employee shall continue to diligently perform all of Employee's duties hereunder. The Company shall have the option, in its sole discretion, to make Employee's termination effective at any time prior to the end of such notice period as long as the Company pays Employee all compensation (including all accrued Base Salary (as then in effect), accrued, but unused Paid Time Off, and subject to payment of all reimbursable expenses) incurred to which Employee is entitled up through the last day of the two-week notice period. Any and all shares of Common Stock that have vested under the Option (or any other Option that Employee shall receive while employed by the Company hereunder) shall continue to belong to Employee, subject to the terms of exercise set forth in the related option agreements. Thereafter all obligations of the Company shall cease, except as set forth below in Section 3(c).

        c. TERMINATION BY COMPANY WITHOUT CAUSE OR BY EMPLOYEE FOR GOOD REASON.

        (i) If at any time the Company terminates Employee's employment other than for Cause (as defined below), or if at any time Employee terminates his employment for Good Reason (as defined below), then, during the period of time from the termination date until the first anniversary of the termination date (the "Severance Term"), the Company shall (A) pay to Employee the Base Salary, in accordance with the Company's payroll practices (the "Salary Severance Benefit"), and (B) make available to Employee the benefits made generally available by the Company to its employees, to the extent permitted under applicable law and the terms of the benefit plans. Notwithstanding anything in this Agreement to the contrary, if required to comply with the provisions of
Section 409A of the Internal Revenue Code of 1986, as amended, then: (A) the Salary Severance Benefit for the first six (6) months of the Severance Term shall accrue during such six (6) months, but shall not be paid to Employee until the first day of the seventh month of the Severance Term; and (B) Employee shall pay the life insurance premiums and such other benefit expenses (as may be required under Section 409A of the Internal Revenue Code) applicable to the first six (6) months of the Severance Term, for which Employee shall be reimbursed on an after-tax basis on the first day of the seventh month of the Severance Term.

        (ii) The Company's termination of Employee's employment shall be for "Cause" if Employee: (A) exhibits willful misconduct or dishonesty; (B) is convicted of a felony; (C) acts (or fails to act) in the performance of his duties to the Company in bad (good) faith and to the Company's detriment; (D) materially breaches this Agreement or any other agreement; or

(E) engages in misconduct that is demonstrably and materially injurious to the Company, including, without limitation, willful and material failure to perform his duties as an officer or employee of the Company or excessive absenteeism unrelated to illness or vacation.

        (iii) Employee's termination of his employment shall be for "Good Reason" if Employee terminates his employment: (A) within the thirty (30)-day period immediately following the six (6)-month anniversary of the date of the occurrence of a Change in Control (as defined below); (B) within six (6) months of the Company's material reduction of Employee's level of responsibility; or
(C) within six (6) months of the Company's material reduction of the Base Salary, except for any salary reduction that is generally applicable to the Company's executives.

        (iv) For purposes of this Agreement, the term "Change in Control" shall mean any of the following transactions:

                (A) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

                (B) the sale, transfer or other disposition of all or substantially all of the assets of the Company;

                (C) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger; or

                (D) the acquisition in a single or series of related transactions by any person or related group of persons (other than by the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities.

        (v) Employee's right to receive any payments or other benefits under this Section 3(c) is expressly conditioned upon: (A) Employee's execution of a general release of all claims as of the date of Employee's termination, in substantially the form attached to this Agreement as Exhibit A (the "General Release"); and (B) Employee's compliance with his obligations under this Agreement, the General Release and all other agreements between Employee and the Company.

4.      TERMINATION OBLIGATIONS

        a. RETURN OF PROPERTY. Employee agrees that all property (including, without limitation, all equipment, tangible proprietary information, documents, records, notes, contracts and computer-generated materials) furnished to or created or prepared by Employee incident to

Employee's employment belongs to the Company and shall be promptly returned to the Company upon termination of Employee's employment.

        b. COOPERATION. Following any termination of employment, Employee shall perform any and all acts reasonably requested by the Company to ensure the orderly and efficient transition of Employee's duties. Such acts may include, but are not limited to: (i) participating in meetings or telephone conferences;
(ii) reviewing, preparing or executing documents; and (iii) providing assistance in connection with any litigation, investigation or audit involving the Company, or any of its affiliates, directors, officers, employees, agents, attorneys, representatives, stockholders, insurers, divisions, successors and/or assigns and any related holding, parent or subsidiary corporations. To the extent Employee is required to perform any material services after the Severance Period has expired, the Employee's performance of such services shall be contingent upon the Company compensating the Employee for time and expenses on a predetermined, reasonable, and mutually agreed upon rate of compensation.

5.      NON-DISCLOSURE OF THIRD-PARTY INFORMATION

Employee represents and warrants and covenants that Employee shall not disclose to the Company, or use, or induce the Company to use, any proprietary information or trade secrets of others at any time, including but not limited to any proprietary information or trade secrets of any former employer, if any; and Employee acknowledges and agrees that any violation of this provision shall be grounds for Employee's immediate termination and could subject Employee to substantial civil liabilities and criminal penalties. Employee further specifically and expressly acknowledges that no officer or other employee or representative of the Company has requested or instructed Employee to disclose or use any such third-party proprietary information or trade secrets. Employee also agrees to maintain as confidential any information protected by federal or state attorney-client privilege doctrines during and after employment, except to the extent disclosure is compelled by lawful process or authorized by the Company.

6.      PROPRIETARY INFORMATION; NON-INTERFERENCE; AND NON-SOLICITATION

        a. PROPRIETARY INFORMATION: For purposes of this Agreement, "Proprietary Information" means all information and any idea in whatever form, tangible or intangible, whether disclosed to or learned or developed by Employee, pertaining in any manner to the business of the Company or to the Company's affiliates (including subsidiaries), consultants, customers, and business associates, unless: (i) the information is or becomes publicly known through lawful means;
(ii) the information was rightfully in Employee's possession or part of his general knowledge prior to his employment by the Company; or (iii) the information is disclosed to Employee without confidential or proprietary restriction by a third party who rightfully possesses the information and did not learn of it, directly or indirectly, from the Company. Employee further understands that the Company considers the following information to be included, without limitation, in the definition of Proprietary Information: (a) techniques, development tools, formulas, processes, computer printouts, computer programs, and design manuals; (b) information about costs, profits, revenues, margins, and markets;
(c) plans for future development and new product concepts; (d) customer names, addresses, telephone numbers, facsimile numbers, credit card numbers, contact persons, and customer preferences; (e) marketing and product plans, bidding information, costs of product, services and other items, proposal information, proposal methods and policies, price schedules, product profit margins, price setting methods and policies, customer service methods and policies and service plans and policies; (f), patterns and processes, compilations, discoveries, inventions, programs, and devices, (g) the Company's business plans, accounting records, computer records, computer systems, networking and telecommunication systems, management information systems and programs, audits and other financial data related to products and services provided by the Company; and (h) labor rates, commission rates and plans, commission schedules, employee lists, employee performance evaluations and related information, employee titles, outside contracting sources and rates, benefit costs and research reports.

        b. NON-DISCLOSURE: Employee agrees that his work with the Company will involve access to and creation of Proprietary Information. Employee further agrees to hold all Proprietary Information in strict confidence and never to use or disclose any Proprietary Information to anyone at any time, including after the termination of his employment, except to the extent necessary to carry out his responsibilities as an employee of the Company, or as specifically authorized in writing by an authorized officer of the Company, other than Employee.

        c. NON-INTERFERENCE AND NON-SOLICITATION: Employee acknowledges and agrees that the Company's relationships with its employees, consultants, customers, vendors and service providers are valuable business assets. Accordingly, Employee agrees that, during his employment with the Company and for a period of two (2) years after the date of any termination of such employment, he will not (for himself or for any third party) divert or attempt to divert from the Company any business, employee, consultant, customer, vendor or service provider, through solicitation or otherwise, or otherwise interfere with the Company's business or the Company's relationships with its employees, consultants, customers, vendors and service providers.

7.      AMENDMENTS; WAIVERS; REMEDIES

This Agreement may not be amended or waived except by a writing signed by Employee and by a duly authorized officer of the Company. Failure to exercise any right under this Agreement shall not constitute a waiver of such right. Any waiver of any breach of this Agreement shall not operate as a waiver of any subsequent breaches. All rights or remedies specified for a party herein shall be cumulative and in addition to all other rights and remedies of the party hereunder or under applicable law.

Notwithstanding the foregoing, Employee acknowledges that the Company, in the exercise of its sole discretion and without the consent of Employee, may amend or modify this Agreement in any manner and delay the payment of any severance or other benefits payable pursuant to this Agreement to the minimum extent necessary to meet the requirements of Section 409A of the

Internal Revenue Code as amplified by any Internal Revenue Service or U.S. Treasury Department guidance as the Company deems appropriate or advisable.

8.      ASSIGNMENT; BINDING EFFECT

        a. ASSIGNMENT. The performance of Employee is personal hereunder, and Employee agrees that Employee shall have no right to assign and shall not assign or purport to assign any rights or obligations under this Agreement. This Agreement may be assigned or transferred by the Company; and nothing in this Agreement shall prevent the consolidation, merger or sale of the Company or a sale of any or all or substantially all of its assets.

        b. BINDING EFFECT. Subject to the foregoing restriction on assignment by Employee, this Agreement shall inure to the benefit of and be binding upon each of the parties; the affiliates, officers, directors, agents, successors and assigns of the Company; and the heirs, devisees, spouses, legal representatives and successors of Employee.

9.      NOTICES

All notices or other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered: (a) by hand; (b) by a nationally recognized overnight courier service; or (c) by United States first class registered or certified mail, return receipt requested, to the principal address of the other party, as set forth below on the signature page of this Agreement. The date of notice shall be deemed to be the earlier of
(i) actual receipt of notice by any permitted means, or (ii) three business days following dispatch by overnight delivery service or the United States mail. Employee shall be obligated to notify the Company in writing of any change in Employee's address. Notice of change of address shall be effective only when provided in accordance with this Section 9.

10.     SEVERABILITY

If any provision of this Agreement shall be held by a court or arbitrator to be invalid, unenforceable or void, such provision shall be enforced to the fullest extent permitted by law, and the remainder of this Agreement shall remain in full force and effect. In the event that the time period or scope of any provision is declared by a court or arbitrator of competent jurisdiction to exceed the maximum time period or scope that such court or arbitrator deems enforceable, then such court or arbitrator shall reduce the time period or scope to the maximum time period or scope permitted by law.

11.     TAXES

All amounts paid under this Agreement (including, without limitation, the Base Salary) shall be paid less all applicable state and federal tax withholdings, and any other withholdings that are agreed upon or required by any applicable jurisdiction.

12.     GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without regard to conflicts of law principles.

13.     INTERPRETATION

This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party. Sections and section headings contained in this Agreement are for reference purposes only, and shall not affect in any manner the meaning or interpretation of this Agreement. Whenever the context requires, references to the singular shall include the plural and the plural the singular.

14.     OBLIGATIONS SURVIVE TERMINATION OF EMPLOYMENT

Employee agrees that any and all of the Company's and the Employee's obligations under this Agreement shall survive the termination of his employment and the termination of this Agreement.

15.     COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement, but all of which together shall constitute one and the same instrument.

16.     AUTHORITY

Each party represents and warrants that such party has the right, power and authority to enter into and execute this Agreement and to perform and discharge all of the obligations hereunder; and that this Agreement constitutes the valid and legally binding agreement and obligation of such party and is enforceable in accordance with its terms.

17.     ENTIRE AGREEMENT

This Agreement is intended to be the final, complete and exclusive statement of the terms of Employee's employment by the Company and may not be contradicted by evidence of any prior or contemporaneous statements or agreements. Notwithstanding the foregoing, this Agreement shall not supersede or otherwise affect any agreements previously or concurrently executed by Employee relating to the Company's proprietary information or intellectual property rights, or relating to Employee's non-interference or non-solicitation obligations relative to the Company's business or employees. To the extent that the practices, policies or procedures of the Company, now or in the future, apply to Employee and are inconsistent with the terms of this Agreement, the provisions of this Agreement shall control. Any subsequent change in Employee's duties, position or compensation shall not affect the validity or scope of this Agreement.

18.     EMPLOYEE ACKNOWLEDGEMENT

Employee acknowledges that Employee has had the opportunity to consult legal counsel concerning this Agreement, that Employee has read and understands this Agreement, that Employee is fully aware of its legal effect and that Employee has entered into this Agreement freely based on Employee's own judgment and not on any representations or promises other than those contained in this Agreement.

19.     ARBITRATION

        a. ARBITRABLE DISPUTES: The Company and Employee hereby agree that, to the fullest extent permitted by law, any and all claims or controversies between them (or between Employee and any present or former officer, director, agent, or employee of the Company or any parent, subsidiary, or other entity affiliated with the Company), including without limitation any claims arising under this Agreement, shall be resolved by final and binding arbitration.

        b. ARBITRATION RULES: Any arbitration proceeding shall be conducted in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association (the "AAA Rules"); shall take place in Irvine, California, unless otherwise agreed by the parties; and shall be conducted before an experienced arbitrator who has been selected in accordance with the AAA Rules. The arbitrator shall apply the same substantive law, with the same statutes of limitations and same remedies that would apply if the claims were brought in a court of law.

        c. FEES AND COSTS: Each party shall pay its own costs and attorney's fees, unless a party prevails on a statutory claim, and the statute provides that the prevailing party is entitled to payment of its attorneys' fees. In that case, the arbitrator may award reasonable attorneys' fees and costs to the prevailing party as provided by law. The Company agrees to pay the costs and fees of the arbitrator to the extent required by law.

        d. WAIVER OF JURY TRIAL: The parties understand and agree that the agreement to arbitrate as specified in this Agreement constitutes a waiver of the right to a trial by jury of any claims or controversies. The parties agree that no arbitrable disputes shall be resolved by a jury trial. Nothing in this Agreement precludes either party from filing an administrative charge before an agency that has jurisdiction over an arbitrable claim. Moreover, nothing in this Agreement prohibits either party from seeking provisional relief pursuant to California Code of Civil Procedure Section 1281.8.

                            [SIGNATURE PAGE FOLLOWS]



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

        IN WITNESS WHEREOF, the parties hereby execute this Agreement as of the Effective Date.

ENDOCARE, INC.                              EMPLOYEE:




By:     /s/  Craig T. Davenport             /s/  Clint B. Davis
   ---------------------------------        ------------------------------------
Name:   Craig T. Davenport                  Clint B. Davis
Title:  Chairman and Chief Executive
        Officer



Address for notices:                        Address for notices:

201 Technology Drive                        P.O. Box 3081
Irvine, CA  92618                           Rancho Santa Fe, CA  92067
Attention:  Chief Executive Officer




                    [SIGNATURE PAGE TO EMPLOYMENT AGREEMENT]

                                    EXHIBIT A
                                 GENERAL RELEASE


             SEPARATION AGREEMENT AND GENERAL RELEASE OF ALL CLAIMS

This Severance Agreement and Release of All Claims ("Agreement") is made by and
between Endocare, Inc. ("the Company") and           ("Employee") based on the
following facts:


                a. Employee is employed by the Company as its         .

                b. Employee's employment was terminated, with the last day of work being effective __________________________ and termination date being
effective            (the "Separation Date").

                c. The Company has offered, and Employee has accepted, additional severance benefits, to which the Employee is not otherwise entitled, in exchange for (i) a general release of all claims, (ii) Employee's agreement to hold in strict confidence all confidential or proprietary information (including, without limitation, all trade secrets) relating directly or indirectly to the Company, and (iii) the other terms and conditions set forth herein.

                d. This Agreement is therefore entered into by the Company and Employee to document the parties' agreement regarding the terms of Employee's separation from the Company.

        WHEREFORE, the Company and Employee agree as follows:

        1. On          , the Company will deliver Employee's final paycheck. The
amount will represent all accrued wages, salary, bonuses, accrued but unused Paid Time Off pay, and any similar payments due and owing to Employee from the Company as of the Separation Date, with the exception of any Salary Severance Benefit that may be due under the terms of the 2006 Employment Agreement between the Company and Employee. The Company will deduct normal withholding and appropriate deductions from the final paycheck. At that time Employee will acknowledge that the Company does not owe any other amounts, excluding any applicable earned commissions due, Salary Severance Benefits, and reimbursable expenses. Applicable earned commissions due and reimbursable expenses will be paid to Employee according to regular commission and expense payment procedures. Commission procedures include payment upon completion of condition precedents, as detailed in the current Commission Program. Expense procedures include payment upon receipt of approved expense reports, receipts, and similar documentation. Salary Severance Benefits will be paid to Employee according to the terms of the 2006 Employment Agreement between the Company and Employee.

        2. Employee agrees to promptly return all materials relating directly or indirectly to the Company remaining in Employee's possession or under his control, including but not limited to credit cards, hardware, software, equipment, key fobs, office keys, source code, data, resources, and documents. EMPLOYEE AGREES TO PROMPTLY RETURN COMPANY LAPTOP AND OTHER HARDWARE, EQUIPMENT, AND RESOURCES WITHOUT REMOVING, DELETING, OR ALTERING ANY COMPANY PROPERTY, INCLUDING BUT NOT LIMITED TO, ELECTRONIC MAIL, SOFTWARE, COMPUTER FILES, RESOURCE LISTS, AND ALL OTHER COMPANY DOCUMENTS. EMPLOYEE ALSO AGREES TO PROMPTLY DESTROY, DELETE OR RETURN TO THE COMPANY, AT THE COMPANY'S OPTION, ALL RECORDS (IN WHATEVER FORM,

WHETHER PAPER, ELECTRONIC OR OTHERWISE) OF ANY NATURE (INCLUDING, WITHOUT LIMITATION, ELECTRONIC MAIL, INSTANT MESSAGES AND TEXT MESSAGES) RELATING DIRECTLY OR INDIRECTLY TO THE COMPANY. Employee also agrees to promptly return any subsequently discovered materials relating directly or indirectly to the Company.

        3. In consideration for the promises and representations of Employee as described in this Agreement, the Company will:

                a. Pay Employee the aggregate gross amount of eight (8) weeks of
base salary (        ), less applicable withholding taxes, which shall be in
addition to any Salary Severance Benefits that may be due under Section 3 of the 2006 Employment Agreement between the Company and Employee, and which Employee is not otherwise entitled to receive ("Supplemental Severance Payments"). These Supplemental Severance Payments shall be paid to Employee in equal semi-monthly installments, scheduled to coincide with the Company's regular payroll. Employee's receipt of the Supplemental Severance Payments shall be contingent upon Employee's compliance with all of the terms of this Agreement and all of the terms of the Employee Invention and Confidentiality Agreement previously executed by Employee in favor of the Company. Employee will have twenty-one (21) days from Employee's termination date, to decide whether to enter into this Agreement. Employee is not required to use the full twenty-one (21) days. Employee is advised to consult with an attorney regarding this Agreement before signing this Agreement. Once Employee has signed the Agreement, Employee will then have seven (7) days in which Employee may revoke the Agreement. Employee's revocation must be in writing and received by Suzanne Ryberg, Vice President, Human Resources, within the seven-day period in order to be effective. This Agreement will not become effective or enforceable until seven (7) days after Employee signs the Agreement, provided Employee does not revoke it, or upon Employee's return of all Company property, whichever date is later. If Suzanne Ryberg does not receive the signed Agreement by 5:00 PM (the close of business)
on      ,        , the Company will assume Employee is not interested in such an
Agreement and the offer will be withdrawn.

                b. In the event that Employee is not otherwise entitled to continued employee benefits under Section 3 of the terms of the 2006 Employment Agreement between the Company and Employee, the Company shall pay the Company's portion of the benefit premium(s) on Employee's behalf for the months of provided Employee timely elects to continue current participation in the Company's group health insurance plans pursuant to the terms of the Consolidated Omnibus Budget Reconciliation Act ("COBRA") and provided Employee does not otherwise become eligible to participate in another employer's group insurance
plan. The Company's portion of the benefit premium(s) are as follows:          .
The Employee's portion of the benefit premium(s) are as follows:         . If
Employee desires to continue participation beyond        200   , Employee
understands and agrees that Employee shall be fully responsible for making the total necessary premium payments in order to continue such coverage. Nothing herein shall limit the right of the Company to change the provider and/or the terms of its group health insurance plans at any time hereafter.

        4. Employee understands and agrees that there is a limited period of time from the Separation Date in which to exercise all or a portion of Employee's vested stock options, and acknowledges that Employee has a copy of the Company's stock option plan. Furthermore, Employee acknowledges receipt of Employee's stock "Termination Status" statement, which provides a detail of Employee's exercisable stock options, price, and final date to exercise.

        5. For good and valuable consideration, Employee hereby releases the Company, and its successors and assigns, as well as any past or present directors, officers, agents, shareholders or employees of the Company (collectively, "Releasees"), from any and all claims arising out of Employee's employment or the termination of employment from the Company. This release is intended to be interpreted broadly and is intended to include, without limitation, all common law claims (including but not limited to: breach of contract, breach of the covenant of good faith and fair dealing, wrongful discharge in violation of public policy, infliction of emotional distress, negligence, invasion of privacy, interference with contractual relationship, defamation and fraud), as well as any statutory claims (including but not limited to claims arising under: the Age Discrimination in Employment Act as amended, 29 U.S.C. Section 621 et seq.; Title VII of the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991, 42 U.S.C. Section 2000 et seq.; the Civil Rights Act of 1866, 42 U.S.C. Section 1981; the Family and Medical Leave Act of 1993, 29 U.S.C. Section 2601 et seq.; the Americans with Disabilities Act of 1990, 42 U.S.C. Section 12101 et seq.; the False Claims Act , 31 U.S.C. Section 3729 et seq.; the Fair Labor Standards Act, 29 U.S.C.
Section 215 et seq., as well as claims under the California Fair Employment and Housing Act, Cal. Govt. Code Section 12900 et seq.; the California False Claims Act, Cal. Govt. Code Section 12650 et seq.; the California Corporate Criminal Liability Act, Cal. Penal Code Section 387; or under the California Labor Code and any other federal, state or local laws and regulations relating to employment, conditions of employment (including wage and hour laws), perquisites of employment (including but not limited to claims relating to stock and/or stock options) and/or employment discrimination), or any other claim whatsoever arising out of Employee's employment or the termination of employment. Claims not covered by the release provisions of this Agreement are (i) claims for unemployment insurance benefits, (ii) claims under the California Workers' Compensation Act and (iii) claims arising from the covenants and promises contained within this Agreement.

        6. Employee hereby agrees that Employee may have had access to confidential or proprietary information relating to the Company. Confidential or proprietary information includes, without limitation: any trade secret; technical know-how; information; data; knowledge; idea; design; formula; instrument; product; machinery; project; equipment; document; file; photograph; computer printout; drawing; sketch or other visual representation; data processing or computer software technique, program or system; biological, chemical, mechanical or other invention; improvement; discovery; composition; process; part of a process; manufacturing technique; book; notebook; paper; compilation of information; record; specification; operating method; patent disclosure or patent application; list or other written record used in the Company's business; compensation and other terms of employment of the Company's employees and consultants; names and practices of any customers or potential customers of the Company and its affiliates; names, marketing methods, operating practices and related data regarding the Company's existing and potential vendors, suppliers, distributors, joint venture partners, and affiliates; the marketing methods and plans of the Company and its affiliates, licensors and licensees and related data and prices at which the Company obtains or has obtained, or at which it sells or has sold, its products or services; research, development, manufacturing and sales plans, costs and receipts of the Company; and any other information, ideas or materials relating to the past, present, planned or foreseeable business, products, developments, technology or activities of Company. Employee acknowledges that this information is confidential or proprietary and agrees not to disclose it, nor allow it to be disclosed, communicated or otherwise conveyed to any third parties (including, without limitation, to any competitor of the Company) except as may be required by law. Employee further agrees to immediately inform the Company in writing of any unauthorized disclosure of, or access to, the Company's confidential or proprietary information. Employee hereby agrees that the disclosure of the Company's confidential or proprietary information shall cause serious damage to the Company. EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE WOULD BE SUBJECT TO CRIMINAL AND/OR CIVIL LIABILITY FOR DISCLOSURE OF ANY SUCH INFORMATION. Employee's obligations under this Section 6 shall be in addition to, and not in lieu of, Employee's obligations under the Employee Invention and Confidentiality Agreement previously executed by Employee in favor of the Company.

        7. Employee waives all the benefits and rights granted to Employee pursuant to California Civil Code section 1542, which provides:

        A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS/HER FAVOR AT THE TIME EXECUTING THE RELEASE, WHICH, IF KNOWN BY HIM/HER MUST HAVE MATERIALLY AFFECTED HIS/HER SETTLEMENT WITH THE DEBTOR.

        8. Employee acknowledges and agrees that Employee has no pending lawsuit, administrative charge or complaint against the Company or any of the other Releasees, in any court or with any governmental agency. Employee also agrees that, to the extent permitted by law, Employee will not allow any lawsuit, administrative charge or complaint to be pursued on the Employee's behalf. Employee further agrees that Employee will not participate, cooperate or assist in any litigation against the Releasees in any manner, to the extent permitted by law. If lawfully subpoenaed by a court of this jurisdiction, Employee agrees to provide the Company written notice of such a subpoena within five (5) days of receipt.

        9. By entering into this Agreement, Employee agrees that none of the Releasees have engaged in or are presently engaging in any unlawful conduct of any sort. It is understood and agreed that this Agreement is not an admission of liability and shall not be used or construed as such in any proceeding.

        10. Employee further agrees that Employee will not disparage, defame, slander, or otherwise detrimentally comment upon the Releasees or act in any manner that may tend to harm the Company's business or reputation, including their business practices or products, in any manner. Employee acknowledges that such comment shall cause serious damage to the Company.

        11. Employee further agrees, covenants, and represents that for one year following termination, Employee will not solicit (i) any employee to leave the Company, (ii) any business of any customers or (iii) any potential acquisition target of the Company for purposes of acquiring such target as outlined within the Employee Invention and Confidentiality Agreement executed by Employee in favor of the Company.

        12. Employee promises and agrees that, unless compelled by legal process, Employee will not disclose to others and will keep confidential both the fact of and the terms of this Agreement, including the amounts referred to in this Agreement, except that Employee may disclose this information to Employee's spouse and attorneys, accountants, and other professional advisors to whom the disclosure is necessary to accomplish the purposes for which Employee has consulted such professional advisors and who agree to keep such information confidential. Employee expressly promises and agrees that, unless compelled by legal process, Employee will not disclose to any present or former employees of the Company the fact or the terms of this Agreement.

        13. Employee and the Company hereby agree and understand that each party to this Agreement shall bear their own respective attorneys' fees and expenses related to the negotiation and preparation of this Agreement, and that each agrees to hold the other harmless from the payment of all such attorneys' fees and expenses.

        14. This Agreement shall be construed under the laws of the State of California.

        15. Any disputes between Employee and any Releasee, arising out of or in any way connected to the terms of this Agreement, or the parties' rights or obligations with respect to Employee's separation from the Company, shall be resolved by binding arbitration before a single arbitrator pursuant to the then current Employment Dispute Resolution Rules of the American Arbitration Association. The prevailing party in such arbitration shall be entitled to an award of costs and attorneys' fees in connection with the arbitration.

        16. Employee agrees that this Agreement has been negotiated and that no provision contained herein shall be interpreted against any party because that party drafted the provision.

        17. In the event that any provision of this Agreement shall be found to be unenforceable, that provision shall be deemed deleted, and the validity and enforceability of the remaining provisions shall not be affected.

        18. This Agreement contains the entire agreement between the parties on the subjects addressed in this Agreement and replaces any other prior agreements between the parties. This Agreement may only be modified in a written document signed by an officer of the Company.

                            [SIGNATURE PAGE FOLLOWS]

        BY SIGNING BELOW, Employee certifies that Employee has read and understands all of this Agreement, has received any advice or counsel the Employee deems necessary regarding this Agreement, and is entering into this Agreement freely and voluntarily, intending to be bound by its terms.





Dated:
       -------------------              ----------------------------------------



                                        ENDOCARE, INC.


Dated:
       -------------------              ----------------------------------------
                                        SUZANNE RYBERG
                                        VICE PRESIDENT, HUMAN RESOURCES


   [SIGNATURE PAGE TO SEPARATION AGREEMENT AND GENERAL RELEASE OF ALL CLAIMS]